===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                  --------
                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  March 31, 1997

                            BEAZER HOMES USA, INC.
          (Exact name of registrant as specified in its charter)

           DELAWARE                001-12822           54-2086934
(State or other jurisdiction    (Commission        (IRS Employer
       of incorporation)        File Number)     Identification No.)

                 5775 Peachtree Dunwoody Road, Suite C-550
                            Atlanta Georgia 30342
                            (Address of Principal
                              Executive Offices)

                                (404) 250-3420
            (Registrant's telephone number, including area code)

                                     None
       (Former name or former address, if changed since last report)

===============================================================================

  Item 5.  Other Events.

           On March 31, 1997, Beazer Homes USA, Inc. issued the press release attached hereto and made a part hereof.

                                                          PRESS RELEASE
                                                          FOR IMMEDIATE RELEASE


                       BEAZER HOMES USA ANNOUNCES WRITEDOWN OF
                               TWO PROPERTIES IN NEVADA


ATLANTA, GEORGIA, MARCH 31, 1997 - Beazer Homes USA, Inc. (NYSE: BZH) today announced that it expects to record a charge in the quarter ending March 31, 1997 to write down the value of two properties in Nevada to their estimated fair market value as a result of cost overruns. The two properties are Craig Ranch, in North Las Vegas, and Promontory, Beazer's only property in Reno/Sparks, Nevada. The pre-tax charge is expected to approximate $6 million.

Ian McCarthy, President and Chief Executive Officer of Beazer Homes, said, "The writedown of these two properties results from significant overruns in development costs, the most significant relating to adverse ground conditions at Promontory that were not anticipated at the beginning of that project. As a result of these cost overruns, we now expect that the estimated future cash flows of these projects are less than their current book value. Accordingly, we will be recognizing an impairment loss to write each of these projects down to their respective estimated fair market values."

Mr. McCarthy added, "To strengthen and focus our management in Nevada we have reorganized our management structure in that state by appointing a new division President for Las Vegas and transferring the management responsibility for the Reno/Sparks property to our management team in Northern California based in Sacramento. At this point, we have completed the development of Craig Ranch, and we expect to complete the development of Promontory during the current fiscal year and sell out of both of these projects within two years. We believe that we now have our Nevada operations well under control."

David S. Weiss, Executive Vice President and Chief Financial Officer of Beazer Homes, said, "The after-tax accounting charge that we expect to take will approximate $.58 per share on a primary basis, which is the basis on which the March quarter's earnings per share will be reported. The charge would be $.41 per share if earnings per share were calculated on a fully diluted basis, consistent with last full fiscal year. "

    Mr. Weiss also said, "After giving effect to this charge we expect to report a net loss for the quarter ending March 31, 1997 of between $.50 and $.55 per share on a primary basis. Earnings per share excluding the charge would, therefore, be expected to be $.03 to $.08 per share compared to earnings per share of $.40 for the quarter ended March 31, 1996. The principal reasons for the decrease in earnings relative to last year are expected to be reduced home closings and a reduction in gross margins relating principally to our Nevada operations. We expect to report our final actual results for the quarter on April 30, 1997."

Beazer Homes USA, Inc., based in Atlanta, Georgia, is the country's seventh largest single family homebuilder, with operations in Arizona, California, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee and Texas.

Contact: David S. Weiss
         Executive Vice President and Chief Financial Officer
         (404)250-3420

NOTE: CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995.
       SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN GENERAL ECONOMIC CONDITIONS, FLUCTUATIONS IN INTEREST RATES, INCREASES IN RAW MATERIALS AND LABOR COSTS, LEVELS OF COMPETITION AND OTHER FACTORS DESCRIBED IN THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED
       SEPTEMBER 30, 1996.

                                    SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BEAZER HOMES USA, INC.



Date: April 2, 1997                By:  /s/ David S. Weiss
                                      ----------------------------------------
                                            David S. Weiss
                                            Executive Vice President
                                            and Chief Financial Officer